Exhibit 99

Universal Electronics Reports Financial Results for the Third Quarter 2024

SCOTTSDALE, AZ – November 7, 2024 – Universal Electronics Inc. (UEI) (NASDAQ: UEIC) reported financial results for the three and nine months ended September 30, 2024.

“Our customer growth strategy, product development and footprint optimization initiatives are beginning to deliver, as projected,” stated UEI Chairman and CEO Paul Arling. “Third quarter 2024 net sales were solidly within guidance; gross profit increased 380 basis points year-over-year; and our bottom line improved again. We are building in all of our markets one brick at a time. Recent design wins and new production launches include Carrier, Daikin, multiple smart home solution leaders as well as multiple telecom and video service providers. Our recent efforts have strengthened our foundation and paved a path for financial improvement, placing UEI in its best position in several years. We expect to deliver year-over-year top- and bottom-line growth in both the fourth quarter 2024 and full year 2025.”
Financial Results for the Three Months Ended September 30: 2024 Compared to 2023
•GAAP net sales were $102.1 million, compared to $107.1 million; Adjusted Non-GAAP net sales were $102.1 million, compared to $107.1 million.
•GAAP gross margins were 30.1%, compared to 19.1%; Adjusted Non-GAAP gross margins were 30.1%, compared to 26.3%.
•GAAP operating income was $0.4 million, compared to GAAP operating loss of $14.0 million; Adjusted Non-GAAP operating income was $2.6 million, compared to $0.6 million.
•GAAP net loss was $2.7 million, or $0.20 per share, compared to $19.4 million, or $1.50 per share; Adjusted Non-GAAP net income was $1.4 million, or $0.10 per diluted share, compared to Adjusted Non-GAAP net loss of $0.7 million, or $0.05 per share.
•GAAP gross margin, operating income and net loss for the three months ended September 30, 2024 include $1.1 million, equivalent to 110 basis points of gross margin or $0.07 per share (net of tax), of excess manufacturing overhead costs resulting from the continued transition of our global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations ("excess manufacturing costs"). GAAP gross margin, operating loss and net loss for the three months ended September 30, 2023 include $2.2 million, equivalent to 210 basis points of gross margin or $0.13 per share (net of tax), of excess manufacturing costs.
•At September 30, 2024, cash and cash equivalents were $26.3 million.
Financial Results for the Nine Months Ended September 30: 2024 Compared to 2023
•GAAP net sales were $284.4 million, compared to $322.9 million; Adjusted Non-GAAP net sales were $284.4 million, compared to $322.9 million.
•GAAP gross margins were 29.1%, compared to 21.6%; Adjusted Non-GAAP gross margins were 29.1%, compared to 24.0%.
•GAAP operating loss was $10.9 million, compared to $82.7 million, including a $49.1 million non-cash charge for goodwill impairment; Adjusted Non-GAAP operating loss was $2.0 million, compared to $10.4 million.
•GAAP net loss was $19.5 million, or $1.51 per share, compared to $91.1 million including the aforementioned non-cash charge, or $7.10 per share; Adjusted Non-GAAP net loss was $3.2 million, or $0.25 per share, compared to $9.5 million, or $0.74 per share.
•GAAP gross margin, operating loss and net loss for the nine months ended September 30, 2024 include $3.7 million, equivalent to 130 basis points of gross margin or $0.23 per share (net of tax), of excess manufacturing costs. GAAP gross margin, operating loss and net loss for the nine months ended September 30, 2023 include $7.8 million, equivalent to 240 basis points of gross margin or $0.49 per share (net of tax), of excess manufacturing costs.

Financial Outlook
For the fourth quarter of 2024, the company expects GAAP net sales to range from $99.0 million to $109.0 million, compared to $97.6 million in the fourth quarter of 2023. GAAP loss per share for the fourth quarter of 2024 is expected to range from $0.27 to $0.17, compared to GAAP loss per share of $0.55 in the fourth quarter of 2023.
For the fourth quarter of 2024, the company expects Adjusted Non-GAAP net sales to range from $99.0 million to $109.0 million, compared to $97.6 million in the fourth quarter of 2023. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.10 to $0.20 per share, compared to Adjusted Non-GAAP loss per share of $0.04 in the fourth quarter of 2023. The fourth quarter

2024 Adjusted Non-GAAP earnings per diluted share estimate exclude $0.37 per share related to, among other things, stock-based compensation, amortization of acquired intangibles, litigation costs, factory restructuring costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, November 7, 2024 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2024 earnings results, review recent activity and answer questions. To attend the call please register at https://register.vevent.com/register/BIa5ad6a7bfd934a5798098c189609cbaa to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales are defined as net sales. Adjusted Non-GAAP gross profit is defined as gross profit excluding impairment of long-lived assets and stock-based compensation expense. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, costs associated with certain litigation efforts, factory restructuring costs, goodwill impairment, impairment of long-lived assets and severance. Adjusted Non-GAAP net income (loss) is defined as net income (loss) excluding the aforementioned items, foreign currency gains and losses, the related tax effects of all adjustments, as well as a valuation allowance on certain deferred tax assets. Adjusted Non-GAAP earnings (loss) per diluted share is calculated using Adjusted Non-GAAP net income (loss). A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
The company will no longer exclude excess manufacturing overhead costs resulting from the continued transition of its global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations from its Adjusted Non-GAAP figures. This impacts Adjusted Non-GAAP gross profit, gross margin, operating income (loss), income (loss) before provision (benefit) from income taxes and net income (loss) in the quarterly results for 2023 and 2024. There is no impact to GAAP results. A reconciliation of these measures is posted on the website in the Q3 2024 Quarterly Results section.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices and designs, develops, manufactures, ships and supports hardware and software control and sensor technology solutions. UEI partners with many Fortune 500 customers, including Comcast, Vivint Smart Home, Samsung, LG, Sony and Daikin to serve video, telecommunications, security service providers, television, smart home and HVAC system manufacturers. For over 37 years, UEI has been pioneering breakthrough innovations such as voice control and QuickSet cloud, the world's leading platform for automated set-up and control of devices in the home. For more information, visit www.uei.com.
Contacts
UEI: Bryan Hackworth, CFO, UEI, 480-530-3000
Investors: Kirsten Chapman, Alliance Advisors, investors@uei.com or ueiinvestor@allianceadvisors.com, 415-433-3777

Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2023 and the periodic reports filed and furnished since then.
Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver innovative control solutions and technologies that are accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture sales in all markets we serve, including in the climate control and connected home markets as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks in the time frame and to the extent expected by management; our ability to maintain our market share in the traditional subscription broadcast market as expected by management; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations; our continued ability to successfully enforce our patented technology, including with respect to our litigation against Roku; our continued ability to strategically enhance, expand, and monetize our IP portfolios; the continued fluctuation in our market capitalization; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC; and the effects that changes in or enhanced use of laws, regulations and policies may have on our business including the impact of decreased governmental incentive programs worldwide or of enhanced or expanded trade regulations, including expanded use of tariffs, pertaining to importation of our products, particularly in light of the recent U.S. Presidential election. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 7, 2024, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$26,287	$42,751
Accounts receivable, net	106,629	112,596
Contract assets	4,288	4,240
Inventories	88,939	88,273
Prepaid expenses and other current assets	9,664	7,325
Income tax receivable	1,458	3,666
Total current assets	237,265	258,851
Property, plant and equipment, net	37,610	44,619
Intangible assets, net	24,674	25,349
Operating lease right-of-use assets	15,126	18,693
Deferred income taxes	5,175	6,787
Other assets	1,405	1,573
Total assets	$321,255	$355,872
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,785	$57,033
Lines of credit	39,853	55,000
Accrued compensation	20,636	20,305
Accrued sales discounts, rebates and royalties	4,717	5,796
Accrued income taxes	1,118	1,833
Other accrued liabilities	18,636	21,181
Total current liabilities	147,745	161,148
Long-term liabilities:
Operating lease obligations	9,409	12,560
Deferred income taxes	1,753	1,992
Income tax payable	434	435
Other long-term liabilities	728	817
Total liabilities	160,069	176,952
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 25,679,816 and 25,346,383 shares issued on September 30, 2024 and December 31, 2023, respectively	257	253
Paid-in capital	342,889	336,938
Treasury stock, at cost, 12,660,397 and 12,459,845 shares on September 30, 2024 and December 31, 2023, respectively	(371,869)	(369,973)
Accumulated other comprehensive income (loss)	(23,051)	(20,758)
Retained earnings	212,960	232,460
Total stockholders’ equity	161,186	178,920
Total liabilities and stockholders’ equity	$321,255	$355,872

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$102,073	$107,095	$284,425	$322,863
Cost of sales	71,341	86,683	201,753	253,141
Gross profit	30,732	20,412	82,672	69,722
Research and development expenses	7,338	7,658	22,679	24,502
Selling, general and administrative expenses	22,872	23,097	68,213	75,144
Factory restructuring charges	104	3,690	2,723	3,690
Goodwill impairment	—	—	—	49,075
Operating income (loss)	418	(14,033)	(10,943)	(82,689)
Interest income (expense), net	(891)	(1,216)	(2,656)	(3,288)
Other income (expense), net	274	(851)	105	(1,767)
Income (loss) before provision for income taxes	(199)	(16,100)	(13,494)	(87,744)
Provision for income taxes	2,459	3,262	6,006	3,392
Net income (loss)	$(2,658)	$(19,362)	$(19,500)	$(91,136)

Earnings (loss) per share:
Basic	$(0.20)	$(1.50)	$(1.51)	$(7.10)
Diluted	$(0.20)	$(1.50)	$(1.51)	$(7.10)
Shares used in computing earnings (loss) per share:
Basic	12,985	12,911	12,935	12,839
Diluted	12,985	12,911	12,935	12,839

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(19,500)	$(91,136)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	13,528	17,549
Provision for credit losses	17	69
Deferred income taxes	1,056	259
Shares issued for employee benefit plan	940	1,014
Employee and director stock-based compensation	5,015	6,833
Impairment of goodwill	—	49,075
Impairment of long-lived assets	148	7,794
Changes in operating assets and liabilities:
Accounts receivable and contract assets	5,367	(488)
Inventories	(453)	44,991
Prepaid expenses and other assets	826	4,981
Accounts payable and accrued liabilities	(102)	(21,289)
Accrued income taxes	1,497	424
Net cash provided by (used for) operating activities	8,339	20,076
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(3,541)	(6,840)
Acquisitions of intangible assets	(3,150)	(4,643)
Net cash provided by (used for) investing activities	(6,691)	(11,483)
Cash flows from financing activities:
Borrowings under lines of credit	57,794	35,000
Repayments on lines of credit	(73,000)	(48,000)
Treasury stock purchased	(1,896)	(888)
Net cash provided by (used for) financing activities	(17,102)	(13,888)
Effect of foreign currency exchange rates on cash and cash equivalents	(1,010)	(1,366)
Net increase (decrease) in cash and cash equivalents	(16,464)	(6,661)
Cash and cash equivalents at beginning of period	42,751	66,740
Cash and cash equivalents at end of period	$26,287	$60,079

Supplemental cash flow information:
Income taxes paid	$2,922	$5,327
Interest paid	$3,900	$5,431

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales:
Net sales - GAAP	$102,073	$107,095	$284,425	$322,863
Adjusted Non-GAAP net sales	$102,073	$107,095	$284,425	$322,863

Cost of sales:
Cost of sales - GAAP (1)	$71,341	$86,683	$201,753	$253,141
Impairment of long-lived assets (2)	—	(7,723)	—	(7,723)
Stock-based compensation expense	(25)	(31)	(72)	(93)
Adjusted Non-GAAP cost of sales	71,316	78,929	201,681	245,325
Adjusted Non-GAAP gross profit	$30,757	$28,166	$82,744	$77,538

Gross margin:
Gross margin - GAAP (1)	30.1%	19.1%	29.1%	21.6%
Impairment of long-lived assets (2)	—%	7.2%	—%	2.4%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjusted Non-GAAP gross margin	30.1%	26.3%	29.1%	24.0%

Operating expenses:
Operating expenses - GAAP	$30,314	$34,445	$93,615	$152,411
Stock-based compensation expense	(1,626)	(2,103)	(4,944)	(6,739)
Amortization of acquired intangible assets	(219)	(286)	(686)	(856)
Litigation costs (3)	(175)	(176)	(532)	(1,604)
Factory restructuring charges (4)	(104)	(3,690)	(2,722)	(3,690)
Goodwill impairment (5)	—	—	—	(49,075)
Impairment of long-lived assets (2)	—	(100)	—	(100)
Severance (6)	—	(569)	—	(2,455)
Adjusted Non-GAAP operating expenses	$28,190	$27,521	$84,731	$87,892

Operating income (loss):
Operating income (loss) - GAAP (1)	$418	$(14,033)	$(10,943)	$(82,689)
Impairment of long-lived assets (2)	—	7,823	—	7,823
Stock-based compensation expense	1,651	2,134	5,016	6,832
Amortization of acquired intangible assets	219	286	686	856
Litigation costs (3)	175	176	532	1,604
Factory restructuring costs (4)	104	3,690	2,722	3,690
Goodwill impairment (5)	—	—	—	49,075
Severance (6)	—	569	—	2,455
Adjusted Non-GAAP operating income (loss)	$2,567	$645	$(1,987)	$(10,354)

Adjusted pro forma operating income (loss) as a percentage of net sales	2.5%	0.6%	(0.7)%	(3.2)%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss):
Net income (loss) - GAAP (1)	$(2,658)	$(19,362)	$(19,500)	$(91,136)
Impairment of long-lived assets (2)	—	7,823	—	7,823
Stock-based compensation expense	1,651	2,134	5,016	6,832
Amortization of acquired intangible assets	219	286	686	856
Litigation costs (3)	175	176	532	1,604
Factory restructuring costs (4)	104	3,690	2,722	3,690
Goodwill impairment (5)	—	—	—	49,075
Severance (6)	—	569	—	2,455
Foreign currency (gain)/loss	(264)	1,067	194	2,243
Income tax provision on adjustments	2,134	1,582	7,101	5,684
Other income tax adjustments (7)	—	1,377	—	1,377
Adjusted Non-GAAP net income (loss)	$1,361	$(658)	$(3,249)	$(9,497)

Diluted shares used in computing earnings (loss) per share:
GAAP	12,985	12,911	12,935	12,839
Adjusted Non-GAAP	13,140	12,911	12,935	12,839

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP (1)	$(0.20)	$(1.50)	$(1.51)	$(7.10)
Total adjustments	$0.31	$1.45	$1.26	$6.36
Adjusted Non-GAAP diluted earnings (loss) per share	$0.10	$(0.05)	$(0.25)	$(0.74)

(1)GAAP gross margin, operating income and net loss for the three months ended September 30, 2024 include $1.1 million, equivalent to 110 basis points of gross margin or $0.07 per share (net of tax), of excess manufacturing overhead costs resulting from the continued transition of our global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations ("excess manufacturing costs"). GAAP gross margin, operating loss and net loss for the three months ended September 30, 2023 include $2.2 million, equivalent to 210 basis points of gross margin or $0.13 per share (net of tax), of excess manufacturing costs.
GAAP gross margin, operating loss and net loss for the nine months ended September 30, 2024 include $3.7 million, equivalent to 130 basis points of gross margin or $0.23 per share (net of tax), of excess manufacturing costs. GAAP gross margin, operating loss and net loss for the nine months ended September 30, 2023 include $7.8 million, equivalent to 240 basis points of gross margin or $0.49 per share (net of tax), of excess manufacturing costs.
(2)The three and nine months ended September 30, 2023 include impairment charges relating to machinery and equipment and leasehold improvements associated with the closure of our southwestern China factory, which ceased operations in September 2023. In addition, we also incurred impairment charges relating to machinery and equipment at our Mexico factory as we reduced its capacity due to lower demand.
(3)The three and nine months ended September 30, 2024 and 2023, include expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board. In addition, the nine months ended September 30, 2023 include $1.2 million of expenses associated with non-recurring legal matters involving internal investigations at our manufacturing plants.
(4)The three and nine months ended September 30, 2024 include severance and other exit costs associated with the closure of our southwestern China factory and the downsizing of our Mexico factory. The three and nine months ended September 30, 2023 include severance and other exit costs associated with the closure of our southwestern China factory.

(5)The nine months ended September 30, 2023 includes a goodwill impairment charge of $49.1 million as a result of our market capitalization being significantly less than the carrying value of our equity.
(6)The three and nine months ended September 30, 2023 include severance costs associated with a reduction in headcount at our corporate offices.
(7)The three and nine months ended September 30, 2023 include $1.4 million valuation allowance recorded against the deferred tax assets at our southwestern China entity as a result of its closure.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2024		2023
	Low Range	High Range	Actual
Net sales:
Net sales - GAAP	$99,000	$109,000	$97,594
Total adjustments (1)	—	—	—
Adjusted Non-GAAP net sales	$99,000	$109,000	$97,594

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.27)	$(0.17)	$(0.55)
Total adjustments (2)	$0.37	$0.37	$0.51
Adjusted Non-GAAP diluted earnings (loss) per share	$0.10	$0.20	$(0.04)
(1)The three months ended December 31, 2024 and 2023 do not include any Non-GAAP adjustments to net sales.
(2)The three months ended December 31, 2024 and 2023 include adjustments for stock-based compensation expense, amortization of acquired intangibles, costs associated with certain litigation efforts, factory restructuring costs, foreign currency gains and losses and the related tax impact of these adjustments. The three months ended December 31, 2023 also includes adjustments for severance.